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                                                                      Exhibit 16


            Letter from Arthur Andersen LLP to the Securities and
                   Exchange Commission dated April 10, 2002



April 10, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

        We have read the second and third paragraphs of Item 4 included in the Form 8-K dated April 10, 2002, of TeamStaff, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.



                                                  Very truly yours,


                                                  /s/ Arthur Andersen LLP